Exhibit 99.1

Tesco Corporation Reports Record Revenues and Earnings

for Q4 2006 and the year ended December 31, 2006

For Immediate Release

Trading Symbol:

“TESOF” on NASDAQ

“TEO” on TSX

March 8, 2007

[Note: See disclosures in this press release under the section labeled “Additional Disclosures” regarding certain prior period restatements to previously announced results for quarters 2 and 3 of 2006. As a result of these restatements, those financial statements should no longer be relied upon. In addition, these disclosures describe certain adjustments made to the Company’s retained earnings as of January 1, 2006 to reflect the cumulative effect of errors relating to prior periods identified during the course of preparing the 2006 financial statements. Note also that these financial results reflect our transition to U.S. domestic filer status and are presented on a U.S. GAAP basis. All previously reported financial results have been recast from Canadian to U.S. GAAP]

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported record net income for the quarter ended December 31, 2006 of $10.2 million, or $0.28 per diluted share, compared to a net loss of $1.5 million, or $(0.04) per diluted share, for the fourth quarter of 2005 and net income of $8.5 million, or $0.23 per diluted share, for the third quarter of 2006 (as restated). Revenue, also the strongest in the Company’s history, was $114.3 million for the quarterly period ended December 31, 2006 compared to revenue of $65.6 million for the comparable period in 2005 and $101.5 million in the third quarter of 2006. Both the Top Drive and Casing Services business segments reported strong year-over-year and sequential quarterly gains in revenue.

Summary of Results

(in millions of U.S.$, except per share amounts and percentages)

U.S. GAAP—Unaudited

	Quarter 4		Quarter 3	Twelve Months
	2006	2005	2006*	2006	2005
Revenues	$114.3	$65.6	$101.5	$386.2	$202.7

Operating Income (loss)	18.7	1.1	14.4	60.5	17.7

Net Income (loss)	10.2	(1.5)	8.5	30.5	7.0

EPS (diluted)	$0.28	$(0.04)	$0.23	$0.83	$0.20

EBITDA (as defined)**	$26.1	$6.1	$22.8	$85.4	$35.6

 *As restated, as more fully described in “Additional Disclosures” below.

**As defined to consist of net income (loss) before net interest expense, depreciation and amortization, non-cash stock compensation expense and other non-cash items: See “Non-GAAP Measures” below.

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “2006 represented a watershed year in the Company’s history. We achieved a 91% year-on-year growth in revenues as well as record earnings. Favorable market conditions combined with our ability to increase our capacity to deliver Top Drives to the market translated into a bottom line performance across Top Drive sales, after market and Top Drive rentals. Last year also marked a major movement by the Company in all phases of the Casing Services business (a combination of CASING DRILLING® and Tubular Services). We built a substantial position as a world class casing running company on the back of our proprietary automated CDS™ technology and still see running room in this offering. We have introduced our Multi Control Line Running System (MCLRS™) into the market with excellent reception and expect future growth from these technologies. On the CASING DRILLING® front, we saw substantial revenue increases in our service component of this technology, moved our offering into a higher end offshore market and have seen a major shift in interest by our clients. The Casing Services segment is beginning to provide substantial bottom line value to the Company. In 2007, we also look forward to leveraging our Top Drive “franchise” in light of continuing favorable market conditions as well as advancing our proprietary casing running technologies and expanding our market position in CASING DRILLING®.”

Segment Information

Unaudited—millions of U.S.$

	Quarter 4		Quarter 3	Twelve Months
	2006	2005	2006*	2006	2005
Revenues:
Top Drives:
Sales and aftermarket	$38.9	$13.5	$32.9	$117.3	$51.3
Rental	27.9	20.7	25.6	101.9	74.5

	66.8	34.2	58.5	219.2	125.8
Casing Services:	47.6	31.4	43.0	167.0	77.0

Total Revenues	$114.3	$65.6	$101.5	$386.2	$202.7

Operating Income **:
Top Drives	$22.9	$(1.1)	$17.7	$70.6	$25.0
Casing Services	8.3	2.6	8.3	31.7	12.8
Research and Engineering	(2.7)	(0.6)	(1.2)	(6.0)	(3.9)
Corporate/Unallocated	(9.8)	0.2	(10.4)	(35.8)	(16.2)

Total Operating Income	$18.7	$1.1	$14.4	$60.5	$17.7

*	As restated, as more fully described in “Additional Disclosure” below.
**	The Company is reporting its Research and Engineering Expenses(R&E) as a separate reportable segment. Previously R&E was included in the Corporate and Unallocated reporting segment. All prior periods have been reclassified to be consistent with these reportable segments.

Financial and Operating Highlights

•	Year on year:
■	A 91% increase in Revenue.
■	A 240% increase in Operating Income.
■	A 335% increase in Net Income.
■	A 131% increase in Top Drive sales and aftermarket support revenue.
■	A 36% increase in Top Drive rental revenue.
■	A 138% increase in Top Drive operating income. 2005 Top Drive operating income includes a $6.6 million charge to Cost of Sales and Services related to its Top Drive “Load Path” replacement program.
■	A 116% increase in Casing Services revenue.
■	A 183% increase in Casing Services operating income.

•	Top Drive sales for Q4 2006 were 30 units (29 new and 1 from the rental fleet). This compares to 26 units sold in Q3 2006 and 7 sold in Q4 2005.

•

At December 31, 2006, Top Drive backlog amounted to 68 units versus 80 units at September 30, 2006. Based on current production levels, our capacity to deliver Top Drives, assuming sustained market demand and orders, is expected to be about 30 units per quarter in 2007.

•

The utilization of the Company’s Top Drive rental fleet increased to 23,873 operating days for 2006 compared to 21,713 operating days for 2005. Additionally, we continued to see an increase in our average rental revenues per operating day. Our rental fleet today stands at 115 units.

•

The growth in TESCO’s Casing Services revenues for the quarter and the year ended December 31, 2006 reflect the impact of the two acquisitions made in November 2005 as well as organic growth associated with the Company’s automated proprietary Casing Drive System™. Our 2006 proprietary Casing Running revenues more than doubled as compared to 2005 and we experienced a 10% increase in Q4, 2006 revenues as compared to Q3, 2006.

•

In January 2007, we announced the successful deployment of our CASING DRILLING® technology to drill the first ever offshore well utilizing industry standard rotary drillable systems. We believe this technology will generate serious industry interest and represents an important strategic initiative for TESCO’s future.

•	By the end of 2006, we had drilled our 300th well and over 2 million feet with our proprietary CASING DRILLING® technology.

•	At December 31, 2006, cash and cash equivalents totaled $14.9 million while debt totaled $44.5 million. This represents a net debt to book capitalization of 11%[1].

•	Total capital expenditures in 2006 amounted to $45.7 million. We have budgeted capital expenditures in 2007 close to $50 million.

[1]	This ratio is calculated by dividing financial debt, less cash by the sum of financial debt, net of cash plus shareholders’ equity.

•

Selling, General and Administrative (SG&A) costs for Q4 2006 amounted to $12.2 million which compares to $10.9 million for Q4, 2005. For all of 2006, SG&A totaled $37.2 million compared to $28.1 million for 2005. This represents a drop in SG&A as a percent of revenue from 14% to 10%. The increase in SG&A for the 4th quarter of 2006 compared to the same quarter in 2005 primarily relates to expanded sales and marketing expenses associated with both the growth in the business as well as the acquisitions associated with our Casing Services segment in 2005. In addition, we incurred increased legal, accounting and compliance costs (including, Section 404 of the Sarbanes Oxley Act) associated with our transition from a foreign private issuer to a domestic reporting issuer under the Securities Exchange Act of 1934.

•

Research and Engineering (R&E) costs for Q4 2006 amounted to $2.7 million which compares to $0.6 million for Q4 2005. For all of 2006, R&E totaled $6.0 million compared to $3.9 million for 2005. This increase in R&E was due to additional product development activity focusing on the commercialization and enhancement of existing proprietary technologies in Casing Services and the development of a new generation of Top Drive units. The Company plans to increase R&E spending 80% in 2007 primarily to further expand our commercialization and enhancement of existing proprietary technologies in Casing Services.

•

The Company’s effective tax rate for Q4 2006 was 44%. This effective tax rate was primarily impacted by reserves recorded against certain foreign tax credit carry forwards. The Company expects its effective tax rate in 2007 to be in the range of 35-40%.

Additional Disclosures

As a result of our transition from a foreign private issuer to a domestic reporting issuer under the Securities Exchange Act of 1934, we became subject to the reporting and disclosure requirements under the Securities Exchange Act and related rules. We also conducted an evaluation of our internal controls over financial reporting as of December 31, 2006 in accordance with Section 404 of the Sarbanes Oxley Act. In addition, as part of the transition process, our board of directors and management conducted a self-initiated review of our past stock option granting practices and related accounting. We note that our review of our stock option practices did not uncover any evidence of fraud or manipulative intent.

During the course of preparing our initial annual report on Form 10-K for December 31, 2006 (including the financial statements to be filed therewith), the related evaluation of internal controls, and the review of our stock option practices and accounting, we made the following determinations (all of which will be more thoroughly described in our annual report on Form 10-K for December 31, 2006):

•

For years prior to 2006, we identified certain errors totaling $0.8 million; specifically, additional stock compensation expense ($0.5 million), depreciation expense ($0.5 million), billings ($0.1 million), a reduction in accrued cost of sales and services ($0.1 million) and related tax effects of these items ($0.2 million). Applying SEC Staff Accounting Bulletin No. 99, we determined that the errors did not result in a material misstatement with respect to any of the prior periods that would be impacted by their correction, either individually or in the aggregate. As these adjustments are not material to any of the years prior to 2006, we have elected to apply the guidance in Staff Accounting Bulletin No. 108 by adjusting the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment of $0.8 million recorded to retained earnings as of such date, as the cumulative amount of these errors would be material to the year prior to the adoption of Staff Accounting Bulletin No. 108.

•

In 2006, we also identified errors in recording stock compensation and depreciation expense and in posting from sub accounts to our general ledger that resulted in a material misstatement of our previously reported results for the second and third quarters of 2006. Accordingly, we are filing restated financial statements with securities regulatory authorities in Canada and furnishing such statements pursuant to amended Form 6Ks that will be filed with the Securities and Exchange Commission. The stock compensation and depreciation errors mentioned above also impacted the first quarter of 2006; however, the Company determined that the net impact was not material to the previously reported amounts and therefore will not be amending such financial statements previously reported on a Form 6K. A summary of these adjustments, as related to Q2 and Q3, 2006 are reconciled below:

(in millions of U.S.$)	Reconciliation to Q2, 2006 (after tax)	Reconciliation to Q3, 2006 (after tax)
Net income, as previously reported-Canadian GAAP	$3.1	$9.3
Stock Compensation adjustment	(0.2)	(0.3)
Under-accrued expenses	(0.3)	(0.7)
Depreciation corrections and other errors	(0.1)	(0.1)

Adjusted net income-Canadian GAAP	$2.5	$8.2
Conversion to U.S. GAAP	0.5	0.3

Net income on a U.S. GAAP basis	$3.0	$8.5

•

Based upon our testing performed to date, we have identified certain material weaknesses in internal controls in the Company’s U.S. Casing Services business unit. These include a material weakness related to the Company’s monitoring of reporting controls over this business unit; including, the timely preparation of bank account reconciliations; the preparation, review and approval of journal entries; the review of key spreadsheets and certain controls over fixed assets that will be more fully described in our annual report on Form 10-K for the year ended December 31, 2006. Our management has concluded that these weaknesses, at this business unit, constitute material weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management, with the oversight of the Audit Committee has begun to address these control deficiencies and is committed to correcting these deficiencies expeditiously. However, as a result, management has concluded that our internal control over financial reporting was not effective as of December 31, 2006.

Financial Reporting

Last year, TESCO, an Alberta corporation, determined that it no longer qualified for foreign private issuer status related to periodic reporting of its financial results with the U.S. Securities and Exchange Commission. As a result, TESCO is preparing and filing a Form 10-K annual report beginning with the year ended December 31, 2006 and will file quarterly Form 10-Qs for quarterly periods thereafter. In addition, at December 31, 2006 TESCO is reporting results in accordance with U.S. GAAP.

Conference Call

The Company will conduct a conference call to discuss its results for the fourth quarter of 2006 today (Thursday, March 8, 2007) at 10:00 a.m. CST. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start of the call. The conference ID for this call is 1949511. The conference call will also be webcast live and available for replay at the Company web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site. The conference call and all questions and answers will be recorded and made available until March 22, 2007. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 1949511.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Anthony Tripodo (713) 359-7000

Tesco Corporation

Non-GAAP Measures- EBITDA (as defined below)

(in millions of U.S. $)

	Quarter 4		Quarter 3	Twelve Months
	2006	2005	2006*	2006	2005
Net Income (loss)	$10.2	$(1.5)	$8.5	$30.5	$7.0
Income Taxes	8.0	(0.1)	5.2	23.3	6.3
Depreciation and Amortization	5.6	5.4	6.7	23.3	17.3
Net Interest expense	0.8	1.3	0.7	2.8	1.4
Stock Compensation Expense—non-cash	1.5	1.0	1.7	5.7	3.6
Cumulative Change in accounting method	—	—	—	(0.2)	—
EBITDA	$26.1	$6.1	$22.8	$85.4	$35.6
*As	restated, as more fully described in “Additional Disclosures” above.

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of TESCO’s prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, TESCO concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and TESCO does not undertake any obligation to up date publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), and risks associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Further information regarding these factors may be found in TESCO’s most recent annual information form and in TESCO’s most recent consolidated financial statements, management information circular, quarterly reports, management’s discussion and analysis, material change reports and news releases and in TESCO’s Annual Report on Form 10-K for the year ended December 31, 2006 and in TESCO’s Annual Report on Form 40-F for the year ended December 31, 2005. Copies of TESCO’s Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. TESCO’s U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

TESCO CORPORATION

Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)
REVENUE	$114.3	$65.6	$386.2	$202.7
COST OF SALES AND SERVICES	80.7	61.3	282.5	161.9

Direct Profit	33.6	4.3	103.7	40.8
OPERATING EXPENSES
Selling, General and Administrative	12.2	10.9	37.2	28.1
Research and Engineering	2.7	0.6	6.0	3.9
Gain on Sales of Operating Assets	—	(8.4)	—	(8.9)

	14.9	3.2	43.1	23.1

OPERATING INCOME	18.7	1.1	60.5	17.7
Interest Expense, net	0.8	1.3	2.8	1.4
Other (Income) Expense, net	(0.3)	1.4	4.1	3.0

INCOME BEFORE INCOME TAXES	18.2	(1.6)	53.6	13.3
Income taxes	8.0	(0.1)	23.3	6.3

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	10.2	(1.5)	30.3	7.0
Cumulative Effect of Accounting Change, net	—	—	0.2	—

NET INCOME	$10.2	$(1.5)	$30.5	$7.0

Earnings per share:
Basic	$0.28	$(0.04)	$0.85	$0.20
Diluted	$0.28	$(0.04)	$0.83	$0.20
Weighted average number of shares:
Basic	35,995,353	35,294,639	35,847,266	35,173,264
Diluted	36,545,812	35,294,639	36,593,409	35,628,543

COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,
	2006	2005
	(unaudited)
ASSETS
Cash and Cash Equivalents	$14.9	$35.4
Accounts Receivables, net	80.3	56.3
Inventories	85.4	40.1
Other Current Assets	14.3	18.4

Current Assets	194.9	150.2
Property, Plant and Equipment, net	131.8	109.7
Goodwill	16.6	16.9
Other Assets	24.8	25.3

	$368.1	$302.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long Term Debt	$10.0	$0.4
Accounts Payable	27.8	23.0
Accrued and Other Current Liabilities	49.3	29.6

Current Liabilities	87.1	53.0
Long Term Debt	34.5	40.9
Deferred Income Taxes	5.9	4.7
Shareholders’ Equity	240.6	203.5

	$368.1	$302.1